                                                                    Exhibit 10.1


                            SECURITIES PURCHASE AGREEMENT


                                     dated as of

                                   November 1, 1996
                                        between
                                   ECONOPHONE, INC.
                                         and
                           PRINCES GATE INVESTORS II, L.P.

                                  TABLE OF CONTENTS

                                                                            PAGE

                                      ARTICLE I

                                     DEFINITIONS

SECTION 1.01. Definitions....................................................  1

                                      ARTICLE II

                           PURCHASE AND SALE OF SECURITIES

SECTION 2.01.  Commitment to Purchase........................................  4
SECTION 2.02.  The Closing...................................................  4

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES
                                    OF THE ISSUER

SECTION 3.01.  Organization, Standing, etc...................................  5
SECTION 3.02.  Authorization; Non-Contravention..............................  5
SECTION 3.03.  Binding Effect................................................  6
SECTION 3.04.  Capitalization and Voting Rights..............................  6
SECTION 3.05.  Subsidiaries..................................................  7
SECTION 3.06.  Related Party Transactions....................................  7
SECTION 3.07.  Registration Rights...........................................  7
SECTION 3.08.  Litigation, Proceedings; No Defaults..........................  7
SECTION 3.09.  Disclosure....................................................  8
SECTION 3.10.  Offering......................................................  8
SECTION 3.11.  Investment Company............................................  8
SECTION 3.12.  Governmental Regulation.......................................  8
SECTION 3.13.  Solicitation; Access to Information...........................  8
SECTION 3.14.  Financial Information.........................................  9
SECTION 3.15.  Compliance with ERISA.........................................  9
SECTION 3.16.  Taxes......................................................... 10
SECTION 3.17.  Authorization to do Business.................................. 11
SECTION 3.18.  Absence of Certain Changes.................................... 11
SECTION 3.19.  Properties.................................................... 13
SECTION 3.20.  Internal Controls............................................. 13
SECTION 3.21.  Employees; Employee Compensation.............................. 13
SECTION 3.22.  No Undisclosed Material Liabilities........................... 14


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                                          ii


SECTION 3.23.  Material Contracts............................................ 14
SECTION 3.24.  Intellectual Property......................................... 14
SECTION 3.25.  Environmental Compliance...................................... 15
SECTION 3.26.  Insurance..................................................... 16
SECTION 3.27.  Shareholder Loans............................................. 16
SECTION 3.28.  S-Corporation................................................. 16
SECTION 3.29.  Currency Hedging.............................................. 16
SECTION 3.30.  Significant Subsidiary........................................ 16
SECTION 3.31.  Carrier Contracts............................................. 16

                                      ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.  Organization.................................................. 16
SECTION 4.02.  Authority; No Other Action.................................... 16
SECTION 4.03.  Non-Contravention............................................. 17
SECTION 4.04.  Binding Effect................................................ 17
SECTION 4.05.  No Defaults................................................... 17
SECTION 4.06.  Private Placement............................................. 17

                                      ARTICLE V

                           CONDITIONS PRECEDENT TO CLOSING

SECTION 5.01.  Conditions to the Purchaser's Obligations..................... 18
SECTION 5.02.  Conditions to the Issuer's Obligations........................ 20

                                      ARTICLE VI

                                    MISCELLANEOUS

SECTION 6.01.  Notices....................................................... 20
SECTION 6.02.  No Waivers; Amendments........................................ 21
SECTION 6.03.  Indemnification............................................... 21
SECTION 6.04.  Survival of Provisions........................................ 22
SECTION 6.05.  Expenses; Documentary Taxes................................... 22
SECTION 6.06.  Successors and Assigns........................................ 22
SECTION 6.07.  New York Law.................................................. 23
SECTION 6.08.  Counterparts; Effectiveness................................... 23
SECTION 6.09.  Entire Agreement.............................................. 23


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                                         iii


                                      SCHEDULES

Schedule 3.04(a)   Authorized Capital Stock
Schedule 3.04(b)   Voting Agreements
Schedule 3.05 Subsidiaries
Schedule 3.06 Related Party Transactions
Schedule 3.07 Registration Rights
Schedule 3.18 Material Changes
Schedule 3.19 Liens
Schedule 3.21 Employees; Employee Compensation
Schedule 3.22 Material Liabilities
Schedule 3.23 Material Contracts
Schedule 3.24 Intellectual Property Claims
Schedule 3.27 Shareholder Loans


                                       EXHIBITS

Exhibit A     -   Form of Securityholders Agreement
Exhibit B-1   -   Form of Opinion of Special Counsel to the Issuer
Exhibit B-2   -   Form of Opinion of U.S. Regulatory Counsel to the Issuer
Exhibit B-3   -   Form of Opinion of Foreign Regulatory Counsel to the Issuer
Exhibit C     -   Documentation not Relied Upon
Exhibit D     -   Charter
Exhibit E     -   Bylaws

                            SECURITIES PURCHASE AGREEMENT


         AGREEMENT dated as of November 1, 1996 between Econophone, Inc., a New York corporation (the "Issuer"), and Princes Gate Investors II, L.P. (the "Purchaser").

         The parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

         "Balance Sheet" means the consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as of December 31, 1995.

         "Balance Sheet Date" means December 31, 1995.

         "Bylaws" means the Bylaws of the Issuer in the form attached as Exhibit E hereto.

         "Certificate of Amendment" means the certificate of amendment to the Company's certificate of incorporation relating to, among other things, the Series A Preferred, and filed with the Secretary of State of the State of New York on the date hereof.

         "Charter" means the Certificate of Incorporation of the Issuer, as in effect as of the Closing Date, in the form attached as Exhibit D hereto.

         "Common Stock" means the Common Stock, no par value per share, of the Issuer.

         "Consolidated Subsidiary" means, at any applicable date, any subsidiary or other entity the accounts of which would be consolidated with those of the Issuer in its consolidated financial statements if such statements were prepared as of such date.

         "Equipment Loan and Security Agreement" means the Equipment Loan and Security Agreement dated May 28, 1996 between the Issuer and NTFC Corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.


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                                          2


         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including, without limitation, pursuant to capital leases, but excluding the balance deferred and unpaid of the purchase price of currency) or representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included above, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof) of items that otherwise would be included within this definition.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to any Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Material Adverse Change" means a material adverse change in the business, business prospects, assets, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on the financial condition, business, business prospects, assets or results of operations of the Issuer and its Subsidiaries taken as a whole.

         "Permitted Liens" means any Lien consisting of any one or more of the following:

         (i) Liens securing Indebtedness outstanding under the Equipment Loan and Security Agreement;

         (ii)    Liens for current taxes not yet delinquent;

         (iii) Liens imposed by law and imposed in the ordinary course of business for obligations not yet delinquent to carriers, warehousemen, laborers, materialmen and the like;


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                                          3


         (iv) Liens in respect of pledges or deposits made pursuant to workers compensation laws or similar legislation;

         (v) minor defects in title, none of which, individually or in the aggregate, materially and adversely affects the Issuer's ability to Transfer or use the subject asset or property;

         (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; or

         (vii) Liens placed upon any assets or property to secure Indebtedness financing the improvements of assets or property, capitalized lease obligations, or sale/leaseback transactions, PROVIDED THAT the aggregate principal amount outstanding under all such financing does not exceed $3 million.

         "Person" means an individual, general partnership, limited partnership, corporation, trust, joint stock company, association, joint venture or any other entity or organization, whether or not legal entities, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

         "Regulation D" means Regulation D under the Securities Act, as amended.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

         "Securityholders Agreement" means the Securityholders Agreement among Mr. Alfred West, the Issuer and the Purchaser of even date herewith.

         "Series A Preferred" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Subsidiary" has the meaning ascribed thereto in the Securityholders Agreement.

         "Transfer" means any transfer, in whole or in party, by sale, pledge assignment or other means.

         "Warrants" has the meaning ascribed thereto in the Securityholders Agreement.


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                                          4


         (b) Each of the following terms is defined in the Section opposite such term:

                 TERM                              SECTION
                 Benefit Arrangement                  3.15
                 Closing                              2.02
                 Closing Date                         2.02
                 Code                                 3.15
                 Damages                              6.03
                 ERISA                                3.15
                 ERISA Group                          3.15
                 Hazardous Substance                  3.25
                 Indemnified Person                   6.03
                 Intellectual Property Rights         3.24
                 Issuer Indemnified Person            6.03
                 Multiemployer Plan                   3.15
                 Plan                                 3.15
                 Pre-Closing Tax Period               3.16
                 Purchase Price                       2.01
                 Returns                              3.16
                 Tax                                  3.16
                 Taxing Authority                     3.16

                                      ARTICLE II

                           PURCHASE AND SALE OF SECURITIES

          SECTION 2.01. COMMITMENT TO PURCHASE. Subject to the terms and conditions hereinafter stated, upon the basis of the representations and warranties herein contained of the Purchaser, the Issuer agrees to issue and sell to the Purchaser and, upon the basis of the representations and warranties herein contained of the Issuer, the Purchaser agrees to purchase from the Issuer 140,000 shares of Redeemable Convertible Preferred Stock, Series A, of the Issuer having an aggregate liquidation preference of $14 million (the "Series A Preferred") at $96.00 per share, for an aggregate purchase price of $13.44 million (the "Purchase Price").

          SECTION 2.02. THE CLOSING. (a) The purchase and sale of the Series A Preferred (the "Closing") shall take place at the offices of Shearman & Sterling at 10:00 a.m. on the date hereof or on such other date and at such other location as the Issuer and the Purchaser shall agree. The date and time of closing are referred to herein as the "Closing Date".


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                                          5


          (b) At the Closing, the Purchaser shall deliver to the Issuer, by wire transfer (of immediately available funds in U.S. dollars) to an account designated by the Issuer, the Purchase Price.

          (c) At the Closing, the Issuer shall deliver to the Purchaser, against payment of the Purchase Price, a certificate evidencing the Series A Preferred in definitive form and registered in the name of the Purchaser.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES
                                    OF THE ISSUER

          The Issuer represents and warrants to the Purchaser as follows:

          SECTION 3.01. ORGANIZATION, STANDING, ETC. (a) The Issuer is a corporation duly incorporated and subsisting under the laws of the State of New York and has all corporate powers necessary to carry on its business as conducted on the date hereof. The Charter and Bylaws are true and complete copies of the certificate of incorporation and bylaws of the Issuer that will be in effect immediately following the Closing.

          (b)      Except for those Subsidiaries designated as inactive on
Schedule 3.05, each of the Issuer's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers necessary to carry on its business as now conducted. The Issuer has heretofore delivered to the representative of the Purchaser true and complete copies of the certificate of incorporation and bylaws of each of its Subsidiaries designated as active on
Schedule 3.05 as currently in effect.

          SECTION 3.02. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by the Issuer of each of this Agreement and the Securityholders Agreement and the issuance and delivery by the Issuer of the Series A Preferred and the performance by the Issuer of its obligations contained in the Certificate of Amendment are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than as may be required under federal or state securities laws in connection with the registration obligations of the Issuer contained in the Securityholders Agreement) and do not (i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order or decree binding upon or applicable to the Issuer, (ii) contravene or constitute a default under the Charter or Bylaws, (iii) except for such consent or approval as has been obtained, require any consent, approval or other action by any other


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                                          6


Person (other than any securities regulatory authority or securities exchange or inter-dealer quotation system in connection with the registration obligations of the Issuer contained in the Securityholder Agreement) or constitute a default under or contravene any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any material asset of the Issuer or any of its Subsidiaries.

          SECTION 3.03. BINDING EFFECT. Each of this Agreement and the Securityholders Agreement constitutes a valid and binding agreement of the Issuer, and the Series A Preferred, when issued and delivered by the Issuer in accordance with this Agreement, shall constitute a valid and binding obligation of the Issuer.

          SECTION 3.04. CAPITALIZATION AND VOTING RIGHTS. (a) As of the Closing Date, the authorized capital stock of the Issuer and the issued and outstanding shares of capital stock of the Issuer will each be as set forth on
Schedule 3.04(a)(i). All of the issued and outstanding shares of capital stock of the Issuer will be validly issued, fully paid and nonassessable, and the holders thereof will not be entitled to any preemptive or other similar rights. As of the Closing Date, 4,012,000 shares of Common Stock have been reserved for issuance in connection with the conversion of the Series A Preferred and 3,000,000 shares of Common Stock are issuable under the terms of the Issuer's stock incentive plan (the "1996 Flexible Incentive Plan"). Copies of the 1996 Flexible Incentive Plan, which has been adopted by the Board of Directors of the Issuer prior to the date hereof and, as in effect on the date hereof, has been delivered to the Purchaser prior to the date hereof. Except as set forth on
Schedule 3.04(a)(ii), the Certificate of Amendment and the rights provided for in the Securityholders Agreement, the 1996 Flexible Incentive Plan is the only plan or arrangement in existence relating to the issuance of capital stock of the Issuer. All shares of Common Stock to be issued upon conversion of the Series A Preferred and upon the exercise of options granted pursuant to the terms of any stock incentive plans adopted by the Issuer will be duly authorized and validly issued, fully paid and nonassessable. Except as set forth in this
Section 3.04(a) or on Schedule 3.04(a)(iii), upon the consummation of the Closing, there will be outstanding no securities of the Issuer and no securities convertible into or exchangeable for, or options or other rights to acquire from the Issuer, or other obligations of the Issuer to issue, directly or indirectly any shares of capital stock of the Issuer.

          (b) Except as set forth in Schedule 3.04(b), the Issuer is not a party or subject to any agreement or understanding that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of the Issuer.

          (c) The outstanding shares of Common Stock have been issued, and all outstanding options, for the purchase or acquisition from the Issuer of any shares of its capital stock have been granted, in accordance with the registration or qualification


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                                          7


provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

          SECTION 3.05.  SUBSIDIARIES.  Except for the Subsidiaries set forth on
Schedule 3.05 and the joint ventures described on Schedule 3.05, the Issuer does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and the Issuer is not a participant in any joint venture, partnership, or similar arrangement.

          SECTION 3.06.  RELATED PARTY TRANSACTIONS.  (i) Except as set forth on
Schedule 3.06(i), no officer or director of the Issuer or member of the immediate family of any officer or director is indebted to the Issuer, nor, is the Issuer indebted (or committed to make loans or extend or guarantee credit) to any of them; (ii) except as set forth on Schedule 3.06(ii), to the Issuer's knowledge, none of such persons has any direct or indirect material ownership interest (which shall consist of 1% or more of the ownership interests) in any firm or corporation with which the Issuer is affiliated or with which the Issuer has a business relationship, or any firm or corporation that competes with the Issuer; and (iii) except as set forth on any Schedule hereto or in Mr. Alan Levy's employment agreement, as amended, which has been delivered to the Purchaser, no officer or director or any member of the family of any officer or director directly or indirectly, has any financial interest in any material contract of the Issuer.

          SECTION 3.07.  REGISTRATION RIGHTS.  Except as set forth on Schedule
3.07 and except as may be required pursuant to the Securityholders Agreement and pursuant to the 1996 Flexible Incentive Plan, the Issuer is not obligated to register under the Securities Act any of its currently outstanding securities or any of its securities that may subsequently be issued.

          SECTION 3.08.  LITIGATION, PROCEEDINGS; NO DEFAULTS.   (a)  There is
no action, suit or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer or any of its Subsidiaries or reasonably expected by the Issuer to have a Material Adverse Effect before any court or arbitrator or any governmental body, agency or official in which there is a possibility of an adverse decision, except which, individually or in the aggregate, is reasonably not expected to result in a Material Adverse Effect or reasonably is not expected to result in any material change in the current equity ownership of the Issuer, or which in any manner draws into question the validity of this Agreement, the Securityholders Agreement or any of the transactions contemplated hereby or thereby. The foregoing includes, without limitation, any such action, suit, proceeding, or investigation known to the Issuer pending or currently threatened involving the prior employment of any of the Issuer's employees, such employees' use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of such employees' former employers, the obligations of any of the Issuer's employees under any agreements with the prior employers of such employees, or negotiations by the Issuer with potential backers of, or investors in, the Issuer or its proposed business.

          (b) The Issuer is not in violation of the Charter or Bylaws nor in violation or contravention of or default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, to the extent that such violation, contravention or default (i) would affect the validity of this Agreement, the Securityholders Agreement or the Certificate of Amendment or (ii) would (individually or in the aggregate) impair the ability of the Issuer to perform in any material respect the obligations which it has under this Agreement, the Securityholders Agreement, the Certificate of Amendment or any of the transactions contemplated thereby.

          SECTION 3.09. DISCLOSURE. (a) The Issuer has provided the Purchaser with all the information available to it that the Purchaser has requested for determining whether to purchase the Series A Preferred.

          (b) The copy of the minute books of the Issuer provided to the Purchaser's counsel prior to the Closing Date contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders from February 9, 1992 to the date hereof and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes and consents.

          SECTION 3.10. OFFERING. Assuming the accuracy of the representations set forth in Article IV hereof, the offer, sale and issuance of the Series A Preferred to the Purchaser at the Closing as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

          SECTION 3.11. INVESTMENT COMPANY. The Issuer is not, and after giving effect to the sale and issuance of the Series A Preferred, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.12. GOVERNMENTAL REGULATION. Except as required pursuant to the Securities Act, the Exchange Act, state securities laws and the Business Corporation Law of the State of New York, the Issuer is not subject to any Federal or state or foreign law or regulation limiting its ability to issue and perform its obligations under the terms of the Series A Preferred or the Certificate of Amendment.

          SECTION 3.13. SOLICITATION; ACCESS TO INFORMATION. No form of general solicitation or general advertising was used by the Issuer or, to its knowledge, any other Person acting on its behalf, in respect of the Series A Preferred or in connection with the offer and sale of the Series A Preferred. Neither the Issuer nor any Person acting on behalf


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                                          9


of the Issuer has, sold or, to the knowledge of the Issuer, directly or indirectly offered for sale to any Person any of the Series A Preferred or any other similar security of the Issuer except as contemplated by this Agreement.

          SECTION 3.14. FINANCIAL INFORMATION. (a) The Balance Sheet and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the fiscal year then ended reported on by Arthur Andersen LLP, which have been delivered to the Issuer, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Issuer and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as of June 30, 1996 and the related unaudited consolidated statement of operations for the six months then ended, in each case as delivered to the Purchaser, fairly present in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Issuer and its Consolidated Subsidiaries as of such date and their consolidated results of operations for the six months then ended (subject to normal year-end adjustments).

          SECTION 3.15.  COMPLIANCE WITH ERISA.  (a)  For the purposes of this
Section 3.15, the following terms shall have the following meanings:

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "ERISA Group" means the Issuer and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer, are treated as a single employer under Section 414 of the Code.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person that ceased to be a member of the ERISA Group during such five-year period.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and the Internal Revenue Code (the "Code") with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of its functions under ERISA) for premiums under
Section 4007 of ERISA. Neither the Issuer nor any of its Subsidiaries has made any contributions to a Multiemployer Plan or a Plan. No member or former member of the ERISA Group has within the last five years engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. The Issuer has filed for, but has not yet received, a determination letter of the Internal Revenue Service with respect to each Benefit Arrangement that is intended to qualify under Section 401(a) of the Code, and the Issuer has no reason to believe that such determination letter when issued will not be favorable. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, without limitation, ERISA and the Code.

          SECTION 3.16. TAXES. The Issuer and each of its Subsidiaries: (i) has filed in accordance with all applicable laws, all material Tax (as defined below) returns, statements, reports and forms (collectively, the "Returns") required to be filed with any Taxing Authority (as defined below) on or before the Closing Date (taking into account any extension of a required filing date) with respect to any Tax period ending on or before the Closing Date ("Pre-Closing Tax Period"); (ii) has timely paid all material Taxes shown as due and payable on the Returns that have been filed; (iii) has not been a member of an affiliated, consolidated, combined or unitary group other than one of which the Issuer was the common parent; and (iv) is not currently under any contractual obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of Tax. The Issuer represents further that (x) the charges, accruals and reserves for Taxes reflected on its Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof; and (y) there is no material action, suit, proceeding, investigation, audit or claim pending or, to the knowledge of the Issuer, threatened against it in respect of any Tax. "Tax" (and with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Issuer or any of its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount due from the Issuer or any of its Subsidiaries, as the case may be, imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of the Issuer or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Issuer or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other Person for any Pre-Closing Tax Period, and (iii) liability of the Issuer or any of its Subsidiaries for the payments of any amounts as a result of being party to any tax sharing agreement or with respect to the payment of any amounts of the type described in (i) or
(ii) as a result of any express or implied obligation to indemnify any other Person.

          SECTION 3.17. AUTHORIZATION TO DO BUSINESS. The Issuer and its Subsidiaries (i) possess all licenses, certificates, authorizations, approvals and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner being conducted on the date hereof, excepting any certificate, authorization, approval or permit, the failure to possess which is reasonably not expected to result in a Material Adverse Change and (ii) have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, approval or permit, nor is the Issuer or any of its Subsidiaries in violation or contravention of, or in default under, any such license, authorization, approval or permit or any decree, order or judgment applicable to the Company or its Subsidiaries, except the effect of which, singly or in the aggregate, is reasonably not expected to result in a Material Adverse Effect.

          SECTION 3.18. ABSENCE OF CERTAIN CHANGES. Except as expressly contemplated in this Agreement or as set forth on Schedule 3.18, since the Balance Sheet Date, the Issuer and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practices and there has not been:

          (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts, except such which is reasonably not expected to result in a Material Adverse Change;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Issuer, or any repurchase, redemption or other acquisition by the Issuer or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Issuer or any of its Subsidiaries;

          (c) any amendment of any material term of any outstanding security of the Issuer or any of its Subsidiaries, other than as set forth in the Charter;

          (d) any incurrence, assumption or guarantee by the Issuer or any of its Subsidiaries of any indebtedness for borrowed money, net of indebtedness repaid during such period, in excess of $100,000, other than indebtedness incurred pursuant to the Equipment Loan and Security Agreement;

          (e) any creation or assumption by the Issuer or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          (f) other than temporary investments of cash in the ordinary course of business, any making by the Issuer or any of its Subsidiaries of any loan, advance or capital contributions to or investment in any Person other than the Issuer or any of its wholly owned Subsidiaries, in excess of $100,000;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Issuer or any of its Subsidiaries, except which, individually or in the aggregate, has not had and is reasonably not expected to have a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Issuer or any of its Subsidiaries relating to its assets or business (including, without limitation, the acquisition or disposition of any assets) or any relinquishment by the Issuer or any of its Subsidiaries of any contract or other right, in any such case, material to the Issuer and its Subsidiaries taken as a whole, other than in the ordinary course of business; or

          (i) any change in any method of accounting or accounting practice by the Issuer or any of its Subsidiaries, except for any such change required by reason of a change in generally accepted accounting principles.

          SECTION 3.19. PROPERTIES. The Issuer and its Subsidiaries have good and marketable title to, or in the case of leased property have valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) material to the business of the Issuer and its Subsidiaries taken together as a whole reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such properties or assets is subject to any Liens, except
(i) Liens disclosed or provided for on the Balance Sheet, (ii) Liens in existence on the date hereof and listed in Schedule 3.19 hereto or (iii) Permitted Liens.

          SECTION 3.20. INTERNAL CONTROLS. The Issuer and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          SECTION 3.21. EMPLOYEES; EMPLOYEE COMPENSATION. Except as set forth in Schedule 3.21, to the Issuer's knowledge, (i) there is no strike or labor dispute or union organization activities pending or threatened between it or its Subsidiaries and their respective employees; (ii) none of the Issuer's or its Subsidiaries' employees belongs to any union or collective bargaining unit;
(iii) the Issuer and its Subsidiaries have complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment, the failure to comply with which is material to the Issuer and its Subsidiaries, taken together as a whole; (iv) no employee of the Issuer or its Subsidiaries is or will be in violation in any material respect of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Issuer or its Subsidiaries or any other party because of the nature of the business conducted or contemplated to be conducted as of the date hereof by the Issuer or its Subsidiaries; and (v) no officer or key employee, or any group of key employees, intends to terminate their employment with the Issuer or its Subsidiaries, nor does the Issuer or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing. Except as set forth in Schedule 3.21, the Issuer and its Subsidiaries are not parties to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Issuer or its Subsidiaries not covered by an employment contract is terminable at the will of the Issuer or its Subsidiaries.

          SECTION 3.22.  NO UNDISCLOSED MATERIAL LIABILITIES.   Except as set
forth in the financial statements described in Section 3.14 or the notes thereto or on Schedule 3.22, there are no liabilities of the Issuer or any of its Subsidiaries in an amount exceeding $25,000 individually or $350,000 in the aggregate of any kind whatsoever.

          SECTION 3.23. MATERIAL CONTRACTS. (a) Except for agreements, contracts, plans, leases, arrangements or commitments set forth in Schedule 3.23 or any other schedule hereto, neither the Issuer nor any of its Subsidiaries is a party to or subject to any agreements, contracts, plans, leases, arrangements or commitments that (i) are material to its business, assets, financial condition or operations taken together as a whole, (ii) provide for the purchase in excess of $100,000 of materials, supplies, goods, services, equipment or other assets other than in the ordinary course of business, (iii) involve any partnership, joint venture or other similar arrangement or (iv) restrict the Issuer or any Subsidiary from engaging in or competing in any line of business or with any Person or in any geographic area; provided that any such contract containing obligations of the Issuer in excess of $100,000 is identified on such Schedule with an asterisk.

          (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed or required to be disclosed pursuant to clause (a) above is a valid and binding agreement of the Issuer or a Subsidiary of the Issuer and is in full force and effect, and neither the Issuer, any of its Subsidiaries nor, to the knowledge of the Issuer, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

          SECTION 3.24.  INTELLECTUAL PROPERTY.  (a)  Except as set forth in
Schedule 3.24, the Issuer and its Subsidiaries own or have the right to use all material trademarks, service marks, trade names, inventions, patents, trade secrets, know-how, copyrights, or any other similar type of proprietary intellectual property right material to the conduct of the business of the Issuer and its Subsidiaries taken together as a whole as currently conducted ("Intellectual Property Rights").

          (b) The consummation of the transactions contemplated hereby will not alter or impair any of the Intellectual Property Rights or the Issuer's or any Subsidiary's interests therein. Except as set forth in Schedule 3.24, there are no pending claims against the Issuer by any Person relating to the use of any such Intellectual Property Rights or challenging or questioning the validity or effectiveness of any license or agreement relating to Intellectual Property Rights to which the Issuer is a party, and the Issuer does not know of any valid basis for any such claim; and the use of such Intellectual Property Rights by the

Issuer or any Subsidiary does not, to the knowledge of the Issuer, infringe on the rights of any Person.

          (c) To the knowledge of the Issuer, none of the Issuer's key employees is obligated under any contract or other agreement (including, without limitation, licenses, covenants, or commitments of any nature), with any Person other than the Issuer or one of its Subsidiaries or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Issuer or that would conflict with such employee's involvement in the Issuer's business as proposed to be conducted. To the knowledge of the Issuer, neither the execution nor delivery of this Agreement, nor the involvement of any such employee in the Issuer's business as now conducted will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument with any Person other than the Issuer or one of its Subsidiaries under which any of such key employees is now obligated.

          SECTION 3.25. ENVIRONMENTAL COMPLIANCE. (a) No notice or request for information has been issued by, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer's knowledge, threatened by any governmental or other entity with respect to (i) any alleged violation by the Issuer or any of its Subsidiaries of any environmental law, regulation or order of any governmental entity in connection with the conduct of their businesses or (ii) any alleged failure by the Issuer or any of its Subsidiaries to have any environmental permit, license or approval in connection with the conduct of their businesses.

          (b) Other than in compliance in all material respects with all applicable environmental laws, regulations or orders, (i) neither the Issuer nor any of its Subsidiaries has generated, processed, treated, sold or transported any material amount of any toxic, caustic or otherwise hazardous substance, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics whether or not regulated under Federal, state or local environmental laws, regulations or orders ("Hazardous Substance") and (ii) no generation, treatment, storage, recycling, transportation, disposal or Release (as defined in 42 U.S.C. Section 9601(22)) of any Hazardous Substance has occurred at or on any property now or previously owned or leased by the Issuer or any of its Subsidiaries.

          (c) (i) Except as is reasonably not expected to have a Material Adverse Effect, each of the Issuer and its Subsidiaries is in compliance in all material respects with all Federal, state and local and foreign environmental laws, regulations and orders and (ii) there are no liabilities of the Issuer or any of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (1) arise under or relate to matters covered by Federal, state and local and foreign environmental laws, regulations and orders, (2) relate to actions occurring or conditions existing on or prior to the Closing Date and (3) have had or are expected to have a Material Adverse Effect.

          SECTION 3.26. INSURANCE. The Issuer has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) in the Issuer's opinion to allow it to replace any of its material properties that might be damaged or destroyed.

          SECTION 3.27. SHAREHOLDER LOANS. Except as set forth on Schedule 3.27, there is no outstanding indebtedness by the Issuer or any of its Subsidiaries owed to any shareholder of the Issuer or any family member of any shareholder or any affiliate of such a shareholder or family member.

          SECTION 3.28. S-CORPORATION. The Issuer is not an S-corporation within the meaning of the Code.

          SECTION 3.29. CURRENCY HEDGING. The Issuer and its Subsidiaries engage in currency hedging solely for purposes of hedging and not for speculative purposes.

          SECTION 3.30. SIGNIFICANT SUBSIDIARY. No Subsidiary of the Issuer is a Significant Subsidiary of the Issuer within the meaning of Regulation S-X under the Securities Act.

          SECTION 3.31. CARRIER CONTRACTS. The aggregate commitment of the Issuer and its Subsidiaries under the carrier contracts to which they are parties does not exceed $400,000 per month.



                                      ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Issuer as follows:

          SECTION 4.01. ORGANIZATION. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware.

          SECTION 4.02. AUTHORITY; NO OTHER ACTION. (a) The execution, delivery and performance of this Agreement and the Securityholders Agreement are within the Purchaser's powers and have been duly authorized on its part by all requisite corporate or partnership action, as the case may be.

          (b) No action consent or approval by or in respect of, or filing with, any governmental authority, agency or official or any other Person is required for the execution, delivery and performance by the Purchaser of this Agreement and the Securityholders Agreement.

          SECTION 4.03. NON-CONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement and the Securityholders Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate its charter or bylaws or other constituent documents (including, without limitation, any partnership agreement) or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, which violation would (a) affect the validity of this Agreement or the Securityholders Agreement or (b) individually or in the aggregate impair the ability of the Purchaser to perform in any material respect the obligations which it has under this Agreement or the Securityholders Agreement.

          SECTION 4.04. BINDING EFFECT. This Agreement and the Securityholders Agreement have been duly executed by the Purchaser and constitute valid and binding agreements of the Purchaser.

          SECTION 4.05. NO DEFAULTS. The Purchaser is not in violation of its charter or bylaws or in default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, which violation or default (i) could reasonably be expected to affect the validity of this Agreement or the Securityholders Agreement or (ii) could reasonably be expected to (individually or in the aggregate) impair the ability of the Purchaser to perform in any material respect the obligations which it has under this Agreement or the Securityholders Agreement. There is no action, suit or proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser before any court or arbitrator or any government body, agency or official concerning this Agreement, the Securityholders Agreement or any of the transactions contemplated hereby or thereby.

          SECTION 4.06.  PRIVATE PLACEMENT.  (a)  The Purchaser understands that
(i) the offering and sale of the Series A Preferred is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and (ii) there is no existing public or other market for the Series A Preferred and there can be no assurance that the Purchaser will be able to sell or dispose of such Series A Preferred purchased by the Purchaser pursuant to this Agreement.

          (b) The Series A Preferred to be acquired by the Purchaser pursuant to this Agreement are being acquired for the Purchaser's own account and without a view to the public distribution of such Series A Preferred or any interest therein.

          (c) The Purchaser is an "Accredited Investor" as such term is defined in Regulation D.

          (d) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Series A Preferred and the Purchaser is capable of bearing the economic risks of such investment.

          (e) The Purchaser has been furnished with and has carefully read a copy of the Exhibits and Schedules to this Agreement and has been given the opportunity to ask questions of, and receive answers from, the Issuer concerning the Issuer and its Subsidiaries, the terms and conditions of the Series A Preferred and other related matters.

          (f) The Purchaser acknowledges that, in making its investment decision with respect to the Series A Preferred, it has not relied on (i) any drafts of the offering memorandum for the high yield offering contemplated by the Issuer and an affiliate of the Purchaser received to date, (ii) the 1997-2001 Econophone business plan, (iii) Exhibit C hereto or (iv) the TELCO Global Communications TGC business plan.


                                      ARTICLE V

                           CONDITIONS PRECEDENT TO CLOSING

          SECTION 5.01. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to purchase the Series A Preferred to be purchased by it hereunder is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) the representations and warranties of the Issuer contained herein shall be true and correct in all material respects on and as of the Closing Date;

          (b) the Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

          (c) the Securityholders Agreement shall have been executed and delivered by the parties thereto other than the Purchaser, the conditions to effectiveness to the Securityholders Agreement of each of the parties thereto other than the Purchaser shall have been satisfied and, assuming due execution and delivery by the Purchaser, the Securityholders Agreement shall be in full force and effect;

          (d) the Purchaser shall have received a certificate dated the Closing Date signed by an executive officer of the Issuer to the effect set forth in subsections (a), (b), (e), (g), (k) and (n) of this Section 5.01;

          (e) the Issuer shall have obtained any and all material consents, waivers or permits necessary for the consummation of the transactions contemplated hereby;

          (f) the Purchaser's purchase of and payment for the Series A Preferred shall not be prohibited by any applicable law, court order or governmental regulation or any contract, agreement, document or other instrument by which the Purchaser is bound;

          (g) as of the date of the Closing, there shall not have occurred and be continuing a Change of Control (as defined in the Certificate of Amendment);

          (h) the Purchaser shall have received, contemporaneously with the Closing, a duly executed certificate representing the Series A Preferred being purchased by the Purchaser pursuant hereto;

          (i) the Purchaser shall have received an opinion from Schulte, Roth & Zabel LLP, special counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit B-1 hereto;

          (j) the Purchaser shall have received opinions from U.S., U.K. and Belgian regulatory counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit B-2, B-3 and B-3, respectively, hereto;

          (k) to the knowledge of the Issuer, there shall not on the Closing Date be any impediment to the contemplated relationship between the Issuer and Telco Investments Limited, a United Kingdom corporation ("Telco U.K.");

          (l) the Certificate of Amendment shall have been duly adopted and filed with the Secretary of State of the State of New York and shall be in full force and effect;

          (m) the Purchaser shall have received all documents reasonably requested by its counsel relating to the existence of the Issuer, the corporate authority for entering into, and the validity of, this Agreement and any other matters relevant hereto and thereto, all in form and substance reasonably satisfactory to such counsel; and

          (n) all investments, loans and capital contributions by any Person in the Issuer shall have been documented and such documentation shall have been provided to the Purchaser.

          SECTION 5.02. CONDITIONS TO THE ISSUER'S OBLIGATIONS. The obligations of the Issuer to issue and sell the Series A Preferred to the Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) the representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date;

          (b) the Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date;

          (c) the Purchaser's purchase of and payment for the Series A Preferred shall not be prohibited by any applicable law, court order or governmental regulation or any contract, agreement, document or other instrument by which the Purchaser is bound;

          (d) the Securityholders Agreement shall have been executed and delivered by the parties thereto other than the Issuer, the conditions to effectiveness to the Securityholders Agreement of each of the parties thereto other than the Issuer shall have been satisfied and, assuming due execution and delivery by the Issuer, the Securityholders Agreement shall be in full force and effect;

          (e) the Purchaser shall have obtained any and all material consents, waivers or permits necessary for the consummation of the transactions contemplated hereby; and

          (f) the Purchaser shall contemporaneously pay the Purchase Price in full.


                                      ARTICLE VI

                                    MISCELLANEOUS

          SECTION 6.01. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including, without limitation, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof and the appropriate electronic confirmation is received or, (ii) if given by mail, 72 hours after such communication is deposited in the U.S. mails with first class postage prepaid, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified on the signature page hereof.

          SECTION 6.02. NO WAIVERS; AMENDMENTS. (a) No failure or delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by both parties hereto.

          SECTION 6.03. INDEMNIFICATION. (a) The Issuer hereby agrees to indemnify and hold harmless the Purchaser and its Subsidiaries and each Person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, officers, agents and employees (each, an "Indemnified Person") from and against and to pay any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") to which such Indemnified Person may become subject as the result of any material breach of any representation or warranty or covenant made or to be performed on the part of the Issuer under this Agreement, the Securityholders Agreement or otherwise resulting from any third-party action, claim or proceeding arising out of the matters or transactions which are the subject of or contemplated by this Agreement or any instrument or agreement referred to herein (including, without limitation, (i) the execution, delivery and performance of this Agreement, the Securityholders Agreement, the Certificate of Amendment and the Series A Preferred and (ii) any use made or proposed to be made by the Issuer of the proceeds from the sale of the Series A Preferred) and will reimburse any Indemnified Person for all expenses (including, without limitation, reasonable counsel and expert fees) as they are incurred by any such Indemnified Person in connection with any such misrepresentation or breach of warranty or covenant or investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Indemnified Person is a party hereto. Notwithstanding the foregoing, the Issuer will not be responsible for any Damages or expenses to the extent that a court of competent jurisdiction shall have finally determined that such Damages or expenses resulted primarily from such Indemnified Person's bad faith or gross negligence or material breach of this Agreement or the Securityholders Agreement. The agreement of the Issuer in this Section shall be in addition to any liability the Issuer may otherwise have.

          (b) The Purchaser hereby agrees to indemnify and hold harmless the Issuer, its Subsidiaries and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, officers, agents and employees (each, an "Issuer Indemnified Person") from and to pay any Damages to which such Issuer Indemnified Person may become subject as the result of any material breach of any representation or warranty or covenant made or to be performed on the part of the Purchaser under this Agreement or the Securityholders Agreement and will reimburse any Issuer Indemnified Person for all expenses (including, without limitation, reasonable counsel and expert fees) as they are incurred by any such Issuer Indemnified Person in connection with any such misrepresentation or breach of warranty or covenant. Notwithstanding the foregoing, the Purchaser will not be responsible for any Damages or expenses to the extent that a court of competent jurisdiction shall have finally determined that such Damages or expenses resulted primarily from such Issuer Indemnified Person's bad faith or gross negligence or material breach of this Agreement or the Securityholders Agreement. The agreement of the Purchaser in this Section shall be in addition to any liability the Purchaser may otherwise have.

          SECTION 6.04. SURVIVAL OF PROVISIONS. The representations and warranties, covenants and agreements contained in this Agreement shall survive so long as any of the Series A Preferred remain outstanding.

          SECTION 6.05. EXPENSES; DOCUMENTARY TAXES. Subject to a maximum amount of $125,000, the Issuer shall upon submission of reasonably satisfactory supporting documentation pay all reasonable out-of-pocket expenses of the Purchaser, including, without limitation, fees and disbursements of the Purchaser and its counsel, in connection with the preparation and negotiation of this Agreement, the Securityholders Agreement, the Certificate of Amendment, the physical securities and the transactions contemplated hereby and all matters related thereto. In addition, the Issuer shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, or the issuance of the Series A Preferred or the shares of Common Stock issuable upon the conversion of the Series A Preferred (other than any such taxes payable in connection with the transfer of any outstanding securities and the issuance by the Issuer of new certificates representing such securities in the name of the transferee at the request of the transferor).

          SECTION 6.06. SUCCESSORS AND ASSIGNS. The Purchaser may assign its rights and obligations hereunder except to any direct or indirect competitor of the Issuer or any of its Subsidiaries; provided that the Purchaser's rights under Section 6.03 shall not be assignable except to Permitted Holders (as defined in the Certificate of Amendment). This

Agreement shall be binding upon the Issuer and the Purchaser and their respective successors and assigns.

          SECTION 6.07. NEW YORK LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

          SECTION 6.08. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other hereto.

          SECTION 6.09. ENTIRE AGREEMENT. This Agreement, the Securityholders Agreement and the Certificate of Amendment, taken together as a whole, constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                   ECONOPHONE, INC.(1)


                                   By: _________________________________________
                                   Name:
                                   Title:


                                   PRINCES GATE INVESTORS II, L.P.(2)


                                   By: _________________________________________
                                   Name:
                                   Title:


(1)  Address:     60 Hudson Street, Room 319
                  New York, NY  10013
     Telecopier Number:  (212) 964-4771

(2)  Address:  1585 Broadway, 36th Floor
                  New York, NY  10036
                  Attention:  David R. Powers
     Telecopier Number:  (212) 761-0517